Exhibit 23.1

[KPMG LOGO]	KPMG LLP Chartered Accountants 4100 Yonge Street Suite 200 North York, ON M2P 2H3 Canada	Telephone Fax Internet	(416) 228-7000 (416) 228-7123 www.kpmg.ca

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors

Masonite International Inc.

The audits of Masonite International Inc. (the “Company”) referred to in our report dated March 13, 2006, except as to notes 2, 5, 17, 19, 23, 24, 26 and 28, which are as at January 2, 2007, included the related financial statement schedules as of December 31, 2005 and for the period from February 2, 2005 (date of Incorporation) to December 31, 2005, and of Masonite International Corporation for the period from January 1, 2005 to April 6, 2005 and for the years ended December 31, 2004 and 2003.  These financial statement schedules are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statement schedules based on our audits.  In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our audit report dated March 13, 2006, except as to notes 2, 5, 17, 19, 23, 24, 26 and 28, which are as of January 2, 2007 on the revised consolidated balance sheet of Masonite International Inc. as at December 31, 2005 and the revised consolidated statements of operations, changes in shareholder’s equity and cash flows for the period from February 2, 2005 (date of Incorporation) to December 31, 2005, and the consolidated balance sheet of Masonite International Corporation as at December 31, 2004, and the revised consolidated statements of operations, changes in shareholders’ equity and cash flows for the period from January 1, 2005 to April 6, 2005 and for the years ended December 31, 2004 and 2003, included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Toronto, Canada

January 2, 2007

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.